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                                                                    EXHIBIT 10.8
                                                                    Page 1 of 18

                              OPERATING AGREEMENT

                                       OF

                         LABARGE CLAYCO WIRELESS L.L.C.


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                               TABLE OF CONTENTS



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ARTICLE I - FORMATION............................................................................1
         1.1. Organization.......................................................................1
         1.2. Agreement..........................................................................1
         1.3. Name...............................................................................1
         1.4. Articles of Organization...........................................................1
         1.5. Term...............................................................................1
         1.6. Registered Agent and Office........................................................1
         1.7. Principal Office...................................................................1
         1.8. Persons Considered to be Members...................................................2
         1.9. Units..............................................................................2

ARTICLE II - NATURE OF BUSINESS..................................................................2

ARTICLE III - ACCOUNTING AND RECORDS.............................................................2

ARTICLE IV - RIGHTS AND DUTIES OF MANAGERS AND MEMBERS...........................................2
         4.1. Board of Managers..................................................................2
         4.2. Authority of Managers to Bind the Company..........................................2
         4.3. When Consent of All Members Required...............................................3
         4.4. Meetings of Managers ..............................................................4
         4.5. Minutes............................................................................4
         4.6. Managers and Members Shall Have No Exclusive Duty To Company.......................4
         4.7. Officers...........................................................................5

ARTICLE V - LIABILITY OF MEMBERS.................................................................5
         5.1. Limitation of Liability............................................................5
         5.2. Representaions and Warranties......................................................5

ARTICLE VI - CAPITAL CONTRIBUTIONS...............................................................5
         6.1. Capital Contributions..............................................................5
         6.2. Maintenance of Capital Accounts....................................................5

ARTICLE VII - ALLOCATIONS AND DISTRIBUTIONS......................................................6
         7.1. Allocations of Tax Profits and Tax Losses..........................................6
         7.2. Built-in Gains and Built-in Losses.................................................6
         7.3. Authority to Vary Allocations......................................................6
         7.4. Distributions......................................................................6

ARTICLE VIII - TAXES.............................................................................6
         8.1. Elections..........................................................................6
         8.2. Taxes of Taxing Jurisdictions......................................................6
         8.3. Tax Matters Partner................................................................6




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
ARTICLE IX - TRANSFER OF MEMBERSHIP INTERESTS....................................................7
         9.1.  Restrictions on Transfer..........................................................7
         9.2.  Right to Purchase and Sell in Event of Deadlock...................................7

ARTICLE X - DISSOCIATION OF A MEMBER.............................................................8
         10.1. Dissociation......................................................................8
         10.2. Rights of Dissociated Member......................................................8



ARTICLE XI - DISSOLUTION AND WINDING UP..........................................................9
         11.1. Dissolution.......................................................................9
         11.2. Effect of Dissolution.............................................................9
         11.3. Distribution of Assets on Dissolution.............................................9
         11.4. Completion of Winding Up; Certificate of Dissolution.............................10



ARTICLE XII - INDEMNIFICATION...................................................................10
         12.1. Indemnificadon of Members, Managers and Officers.................................10
         12.2. Discretionary Indemnification of Employees.......................................10
         12.3. Determination of Indemnitee's Compliance with Standard of Conduct................10
         12.4. Advance Payment of Expenses......................................................10
         12.5  Non-Exclusivity; Survival of Indemnification.....................................11
         12.6. Insurance on Indemnitees.........................................................11
         12.7. Interpretation...................................................................11



ARTICLE XIII - MISCELLANEOUS PROVISIONS.........................................................11
         13.1. Entire Agreement.................................................................11
         13.2. No Partnership Intended, Except for Tax Purposes.................................11
         13.3. Rights of Creditors and Third Parties under Agreement............................12
         13.4. Non-Competition..................................................................12
         13.5. Definitions......................................................................12

SCHEDULE A  ....................................................................................15
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                              OPERATING AGREEMENT

                                       OF

                         LABARGE CLAYCO WIRELESS L.L.C.


        This Operating Agreement ("Agreement") of LaBarge Clayco Wireless L.L.C.
(the, "Company"), is made and entered into effective May 8, 1996, by and among the Members of the Company.


                                   ARTICLE I
                                   FORMATION


        1.1. Organization - The Members hereby organize the Company as a
Missouri limited liability company pursuant to the provisions of the Missouri
Limited Liability Company Act (the "Act").



        1.2. Agreement - For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereby agree to the terms and conditions of the Agreement, as it may from time to time be amended according to its terms.



        1.3. Name - The name of the Company is LaBarge Clayco Wireless L.L.C.
All business of the Company shall be conducted under its legal name or under such fictitious or assumed business names as may be determined by the Members.



        1.4. Articles of Organization - Articles of Organization (as so filed and as hereafter duly amended, the "Articles"), for the Company were filed on March 21, 1996 with the Secretary of State of Missouri, under the name of Wireless Systems L.L.C.



        1.5. Term - The Company shall be dissolved and its affairs wound up in accordance with the Act and the Agreement on May 1, 2020, unless the term shall be extended by amendment to the Agreement and the Articles, or unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or the Agreement.



        1.6. Registered Agent and Office - The registered agent for the service of process and the registered office shall be that person and location reflected in the Articles.



        1.7. Principal Office - The principal office of the Company shall be located in either the City of St. Louis or St. Louis County, Missouri.


        1.8. Persons Considered to be Members - "Member" means a person who has agreed to be bound by the Agreement and who has been admitted as a member of the Company pursuant to the Act, but excludes a Dissociated Member.


        1.9. Units - For purposes of this Agreement, Members' interests shall be divided into units of interest ("Units"), as set forth on Schedule A.



                                   ARTICLE II
                               NATURE OF BUSINESS



        The Company may engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business. The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business.



                                 ARTICLE III
                            ACCOUNTING AND RECORDS



        The Company shall maintain at its principal office such records as may be required by the Act or other applicable laws.



                                  ARTICLE IV
                  RIGHTS AND DUTIES OF MANAGERS AND MEMBERS



        4.1. Board of Managers - The members shall appoint a Board of Managers comprised of four individuals, two of whom shall be appointed by each of the Members.


        4.2. Authority of Managers to Bind the Company - Except as otherwise set forth in the Agreement, the Board of Managers shall have the authority to bind the Company, and exercise such authority through officers, agents or committees of the Company designated by the Board of Managers (but with respect to agents or committees, only to the extent of the authority granted). In particular and without limitation, the Board of Managers has the authority to:



             4.2.1. Institute, prosecute and defend any proceeding in the Company's name, or

             4.2.2. Purchase, receive, lease or otherwise acquire, and sell, convey, mortgage, pledge, lease, exchange, and otherwise dispose of Company personal property provided that the dollar amount of such transaction or the value of property involved in such transactions does not exceed limits set by the Members from time to time,



             4.2.3. Enter into contracts and guaranties, incur liabilities, borrow money, issue notes, bonds and other obligations, and secure any of its obligations by mortgage or pledge of any of the Company's property or income provided that the dollar amount



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        of such transaction or the value of property involved in such transactions does not exceed limits set by the Members from time to time, or

             4.2.4. Manage and operate any Company property, or

             4.2.5. Establish Company offices and exercise the powers of the Company within or without the State of Missouri, or

             4.2.6. Purchase insurance for the benefit of the Company, or

             4.2.7. Make donations to the public welfare or for religious, charitable, scientific, literary or educational purposes provided that the amount of such donations does not exceed limits set by the Members from time to time, or

             4.2.8. Generally do any other act that furthers the business and affairs of the Company that is not expressly required by the Agreement or applicable law to be approved by all of the Members.

        4.3. When Consent of All Members Required - Notwithstanding any other provision of the Agreement, the affirmative vote or written consent of all of the Members shall be required to approve the following actions:

             4.3.1. The continuation of the Company after a Dissolution Event (as defined in Article XI), or

             4.3.2. The amendment of the Agreement, or

             4.3.3. The merger or consolidation of the Company with another entity, or

             4.3.4. The dissolution and liquidation of the Company other than as the result of a Dissolution Event, or

             4.3.5. The sale of substantially all the assets of the Company, or any Company real estate, or

             4.3.6. The call for additional capital contributions, the issuance of additional Units to any one or more Members, or the admission of additional Members, or

             4.3.7. The authorization of any indemnification pursuant to
        Article XII, other than the mandatory indemnification provided in
        Section 12.1.

             4.3.8. Lend money, invest and reinvest the Company's funds, and receive and hold property as security for repayment, provided that no money shall be loaned to Members other than as advances for business expenses to be incurred in the ordinary course of business of the Company without the consent of all Members, or



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             4.3.9.  Engage in any of the transactions described in
        Sections 4.2.2, 4.2.3 or 4.2.7 which involve amounts or values exceeding limits set by the Members, or

             4.3.10. Participate in corporations, partnerships, joint ventures, limited liability companies or other associations of any kind with any person or persons, or

        4.4. Meetings of Managers - Meetings of the Managers for such business as may properly come before the Managers may be called by any Manager. Meetings of the Members for any purpose may be called by any Member. The times, dates, places and purposes of Managers' or Members' meetings shall be designated in a written notice given in person or mailed by the person or persons calling the meeting to each other Manager or Member entitled to vote at the meeting, not less than two nor more than thirty days before the date of the meeting; if mailed, the notice shall be addressed to such Manager or Member at the Manager's or Member's address on the records of the Company. If a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken. Any Member or Manager may waive notice of a meeting before or after the meeting. All waivers of notice must be in writing, be signed by the Member or Manager entitled to the notice and be delivered to the Company for inclusion in the appropriate records. Neither the business to be transacted at, nor the purpose of, a meeting must be specified in a written waiver of notice. Attendance at a meeting shall constitute a waiver of notice of the meeting, unless at the beginning of the meeting the Manager or Member gives written notice of objection to holding the meeting or transacting business at the meeting. A Manager or Member may vote in person or by proxy. No proxy shall be valid for more than eleven months after the date of its execution unless a longer period is expressly provided in the appointment form. Any action required or permitted to be taken at a Managers' or Members' meeting may be taken without a meeting, without prior notice and without a vote if one or more written consents describing the action to be taken are signed and dated by all of the Managers or Members. Unless otherwise provided herein, two Managers will constitute a quorum at a meeting of the Board of Managers, provided at least one Manager appointed by each of the Members is present, and the vote by a majority of the Managers present at a meeting at which a quorum is present shall be required to approve any matter presented to the Board of Managers for vote, provided such matter receives the affirmative vote of at least one Manager appointed by each of the Members.

        4.5. Minutes - The Managers, the Members and each committee shall keep minutes of its proceedings, which shall be open for inspection by any Member upon reasonable prior notice to the Company.

        4.6. Managers and Members Shall Have No Exclusive Duty To Company.
A Manager or a Member may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other activities or investments of a Member or the income or proceeds derived therefrom. Neither a Member nor a Manager shall incur no liability to the Company or to any of the Members as a result of engaging in any other business.



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        4.7. Officers - The number and titles of officers of the Company and other persons who may act as authorized agents of the Company shall be fixed from time to time by the Managers. The officers shall have such titles, duties, authorities and responsibilities as may be delegated to them from time to time by the Managers. The officers shall be elected from time to time by, and serve at the pleasure of, the Managers, provided that each officer, to be elected, must receive the affirmative vote of at least one Manager appointed by each Member. Managers may remove an officer, with or without cause, at any time, subject to any contractual rights of such officer. In the event of the death, resignation or removal of an officer, the Managers shall elect a successor who shall serve the remainder of the term of his or her predecessor.

                                   ARTICLE V
                              LIABILITY OF MEMBERS

        5.1. Limitation of Liability - No Member shall be liable as such for the liabilities of the Company.

        5.2. Representations and Warranties - Each Member hereby represents and warrants to the Company and each other Member that the Member is acquiring the Member's Units for the Member's own account as an investment and without an intent to distribute the Units; and the Member acknowledges that the Units have not been registered under the Securities Act of 1933 or any state securities laws, and that in addition to the other restrictions provided herein the Units may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements. Each Member agrees to hold harmless and indemnify the Company, its officers, directors, agents and other Members, from and against any loss or damages incurred as a result of any breach of such representation and warranty.

                                   ARTICLE VI
                             CAPITAL CONTRIBUTIONS

        6.1. Capital Contributions - The initial Members shall make the initial capital contributions in cash and receive Units as shown on Schedule A. No interest shall accrue on any capital contribution and no Member shall have the right to withdraw or be repaid any capital contribution except as provided in this Agreement. Should additional capital be required, the Members shall contribute the additional capital in proportion to their Units.

        6.2. Maintenance of Capital Accounts - The Company shall establish and maintain a capital account for each Member according to the Regulations under Code Section 704. A Member's capital account shall initially be the agreed value of the initial capital contributed by such Member. Each Member's capital account shall thereafter be credited with (i) the amount of the Member's additional cash contributions (if any), (ii) the agreed value of the Member's additional contributions of property (if any), and (iii) the Member's share of Tax Profits excluding Built-in Gains and Built-in Losses, and shall be debited with (a) the amount of cash withdrawals and distributions, (b) the agreed value of property distributions and (c) the Member's share of Tax Losses excluding Built-in Gains and Built-in Losses.



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                                  ARTICLE VII
                         ALLOCATIONS AND DISTRIBUTIONS



        7.1. Allocations of Tax Profits and Tax Losses - Except as may be required by Section 704(c) of the Code, Tax Profits and Tax Losses shall be allocated among the Members in proportion to the number of Units held by each.

        7.2. Built-in Gains and Built-in Losses - Built-in Gains and Built-in Losses shall be allocated to the Members according to the principles of Code
Section 704(c) and the regulations thereunder.

        7.3. Authority to Vary Allocations - The Members have the authority to vary these allocations to the extent necessary to comply with federal income tax laws, so long as there is no material adverse effect on the amounts distributable to any holder of Units.

        7.4. Distributions - From time to time, the Members shall determine to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, acquisitions, and reserves, if any. To the extent such excess exists, the Members may make distributions to the Members. Such distribution shall be in cash or property (which need not be distributed proportionately) or partly in both, as determined by the Members. Interests in property distributed in kind shall be distributed pro rata to all Members to the extent practicable except as otherwise agreed by all the Members. All distributions shall be paid to the holders of Units in proportion to the number of Units held by each.

                                  ARTICLE VIII
                                     TAXES

        8.1. Elections - The Members may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

        8.2. Taxes of Taxing Jurisdictions - To the extent that the laws of any taxing jurisdiction require, each Member will submit an agreement indicating that the Member will make timely income tax payments to the taxing jurisdiction and that the Member accepts personal jurisdiction of the taxing jurisdiction with regard to the collection of income taxes attributable to the Member's income, and interest, and penalties assessed on such income. The Company may, where permitted by the rules of any taxing jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of the Members on such income to the taxing jurisdiction, in which case the Company shall inform the Members of the amount of such tax interest and penalties so paid.

        8.3. Tax Matters Partner - The Members shall designate a tax matters partner of the Company pursuant to Section 6231 of the Code. The tax matters partner may not take any



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action contemplated by Sections 6222 through 6232 of the Code without the consent of the Board of Managers.

                                   ARTICLE IX
                        TRANSFER OF MEMBERSHIP INTERESTS

        9.1. Restrictions on Transfer - A Member may not Transfer or permit the Transfer of all or any portion of the Member's Units. Any attempted Transfer of Units, or any part thereof, is null and void ab initio and shall not be recognized by the Company for any purpose. The foregoing restriction shall not, however, restrict a Member from (i) pledging or collaterally assigning the economic rights associated with such Member's Units including such Member's rights to receive present and future distributions, payments, proceeds, instruments, property, assets and rights paid or otherwise distributed in connection with or relating to the Member's Units and all monies, due or to become due and payable to such Member in connection with or relating to the Member's Units or otherwise paid, issued or distributed from time to time in respect of or in exchange therefore (including, without limitation, all proceeds of dissolution or liquidation of the Company, or payments or distributions in connection with any merger, consolidation, conversion or reorganization of the Company) or (ii) selling such Member's Units to the other Member pursuant to
Section 9.2 below.

        9.2. Right to Purchase and Sell in Event of Deadlock - So long as there are only two Members, following an unresolved Deadlock Event (as defined below), each Member (the "Offering Member") shall have the right, exercisable from time to time by written notice (a "Sale Proposal") to the other Member
(the "Offeree Member"). to cause a sale of Units at a price (the "Sale Price") and upon terms (the "Sale Terms") fixed by such Offering Member in such written notice. Within 30 days following the giving of such notice, the Offeree Member shall elect, by written notice to the Offering Member (the "Offeree Notice"), to
(i) sell the Offeree Member's Units to the Offering Member at the Sale Price and upon the Sale Terms or (ii) require the Offering Member to sell its Units to the Offeree Member at the Sale Price and upon the Sale Terms. If an Offeree Notice is not given within such 30 days, the Offeree Member shall be deemed to have given an Offeree Notice electing to sell Offeree's Units to the Offering Member. Within 30 days of the Offeree Notice, the Members shall execute such documents and instruments reasonably acceptable to the Members required to consummate the contemplated transaction. The closing of such transaction shall take place within (i) 30 days following the date on which any government regulatory approvals required for consummation of the transaction have been obtained or otherwise satisfied or (ii) if no such approvals are required, 10 days after the date of execution of such documents and instruments. The Member selling its Units pursuant to this Section 9.2 shall, and hereby covenants to, transfer its Units to the other Member free and clear of any and all encumbrances other than encumbrances arising out of Company financing. Notwithstanding the foregoing, the Offering Member may withdraw the Sale Proposal at any time before receipt by it of the Offeree Notice, in which case the Offeree Member shall have no further right to give an Offeree Notice.

        For purposes of this Section 9.2, a "Deadlock Event" shall mean the inability of the Members to reach agreement with respect to any of the matters requiring consent of all Members



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pursuant to Section 4.3, above (other than with respect to admission of additional Members) for a period of 45 calendar days following the date on which a written proposal for any such action is given by one Member to the other Member. Such notice shall be deemed to have been given when personally delivered to the Chief Executive Officer of the other Member or on the date such notice is mailed to the other Member by registered or certified mail, return receipt requested, addressed to the other Member, to the attention of its Chief Executive Officer, at the other Member's address of record as reflected on the books of the Company.

                                   ARTICLE X
                            DISSOCIATION OF A MEMBER

        10. 1. Dissociation - A Person shall cease to be a Member upon the happening of any of the following events (a "Dissociation"):

               10.1.1. The attempted Transfer of any portion of a Member's membership interest except to the limited extent permitted under ARTICLE IX, above; or

               10.1.2. The withdrawal of the Member in the exercise of a statutory withdrawal right; or

               10.1.3  The bankruptcy of the Member; or

               10.1.4. In the case of a Member that is a limited liability company or other separate organization other than a corporation, the dissolution and commencement of winding up of the Member; or

               10.1.5. In the case of a Member that is a corporation, the filing of articles of dissolution for the corporation or the revocation of its charter (except an involuntary administrative dissolution if the corporation is promptly reinstated after notice thereof, provided that applicable state law treats the reinstatement as relating back to and effective as of the effective date of the administrative dissolution); or

               10.1.6. The sale by a Member of its Units to the other Member pursuant to Section 9.2, above, or

               10.1.7. A claim by any person of a right to all or any portion of the Member's membership interest on the basis that, notwithstanding
        Article IX, such interest has been Transferred to such claimant by operation of law or otherwise.

        10.2. Rights of Dissociated Member - In the event of the Dissociation of any Member (a "Dissociated Member"):

               10.2.1. If the Dissociation is followed by the winding up of the Company under Article XI, the Dissociated Member shall be entitled to participate financially in the winding up of the Company to the same extent as any other Member except that, if



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        the Dissociation is in violation of the Agreement, any
        distributions to which the Dissociated Member would have been entitled shall be reduced by the damages sustained by the Company as a result of the dissolution and winding up; or

                10.2.2. If the Dissociation is not followed by the winding up of the Company under Article XI, the Dissociated Member shall have only the right to receive the allocations of profits or losses and the distributions payable with respect to the Dissociated Member's interest.

                                   ARTICLE XI
                           DISSOLUTION AND WINDING UP

        11.1. Dissolution - The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events (which, unless the Members agree to continue the business as provided below, shall constitute "Dissolution Events"):

                11.1.1. The expiration of the term set forth in Section 1.5, unless the business of the Company is continued with the consent of all of the Members;

                11.1.2.    The unanimous written consent of all of the Members;
        and

                11.1.3. The Dissociation of any Member, unless within 90 days after the Dissociation the Members elect to continue the business of the Company and, if the Dissociation resulted in the Company having only one Member, at least one additional Member is admitted within such 90-day period.

        11.2. Effect of Dissolution - Upon dissolution, the Company shall cease all business except that incident to the winding up of its affairs, but the Company shall not be terminated, but shall continue in existence until the winding up of its affairs is completed and a Certificate of Dissolution has been issued by the Secretary of State of Missouri. The Board of Managers as of the date of the Dissolution Event shall have full authority over all matters related to the winding up of the Company.

        11.3. Distribution of Assets on Dissolution - Upon the winding up of the Company, the Company's property shall be distributed:

                11.3.1. First to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of Company liabilities;

                11.3.2.     Then to Members in accordance with Section 7.4.

Liquidation proceeds shall be paid within 90 days after the date of liquidation. Such distributions shall be in cash or property (which need not be distributed proportionately) or partly in both, as determined by the Members.



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        11.4.   Completion of Winding Up; Certificate of Dissolution - The
winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members. Upon the completion of winding up of the Company, a Certificate of Dissolution shall be delivered to the Secretary of State of Missouri for filing. The Certificate of Dissolution shall set forth the information required by the Act.

                                  ARTICLE XII
                                INDEMNIFICATION

        12.1. Indemnification of Members, Managers and Officers - The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including but not limited to an action by or in the right of the Company, by reason of the fact that such person is or was a Member, Manager or officer of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        12.2. Discretionary Indemnification of Employees - The Members may extend, on a case-by-case basis, the indemnification provided in this Article to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was an employee or agent of the Company other than a Member, Manager or officer of the Company.

        12.3. Determination of Indemnitee's Compliance with Standard of Conduct - Any indemnification under this Article, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Member, Manager, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Article. The determination shall be made by the Members.

        12.4. Advance Payment of Expenses - Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding as authorized by the Members in the specific case upon receipt of an undertaking by or on behalf of the Member, Manager, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in this Article.

        12.5. Non-Exclusivity; Survival of Indemnification - The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other provision of law, the Agreement, or any other agreement, vote of Members or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Member, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

        12.6. Insurance on Indemnitees - In order to satisfy its obligations hereunder, the Company may purchase and maintain insurance on behalf of any person who is or was a Member, Manager, officer, employee or agent of the Company and who is indemnified against liabilities under the provisions of this Article.

        12.7. Interpretation - For the purpose of this Article, references to "the Company" include all constituent entities absorbed in a consolidation or merger as well as the Company, so that any person who is or was a manager, director, officer, employee or agent of such a constituent entity or is or was serving at the request of such constituent entity as a manager, director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the Company as such person would if he or she had served the Company in the same capacity. For purposes of this Article, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the Company" shall include any service as a Member, Manager, officer, employee or agent of the Company which imposes duties on, or involves services by, such Member, Manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

        13.1. Entire Agreement - The Agreement, together with the Articles, represents the entire agreement among all the Members and between the Members and the Company,

        13.2. No Partnership Intended, Except for Tax Purposes - The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the Missouri Uniform Partnership Law or the Missouri Revised Uniform Limited

Partnership Act or any successor acts. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by work or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation. The Members, however, expressly intend to have the Company treated as a partnership under the Code.

        13.3. Rights of Creditors and Third Parties under Agreement - The Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. The Agreement is expressly not intended for the benefit of any creditor of the Company or any other person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under the Agreement or any agreement between the Company and any Member with respect to any capital contribution or otherwise.

        13.4. Non-Competition - Each Member agrees that, for a period commencing on the date of this Agreement and terminating on the earlier of (i) the second anniversary of the date on which such Member ceases to be a Member and (ii) the date on which a Certificate of Dissolution of the Company is filed with the Secretary of the State of Missouri, such Member and its officers, directors, and affiliated companies (collectively, the "Member Group") shall not, anywhere in the continental United States, without the written consent of the Company and each of its remaining Members, directly or indirectly, engage in the business of cell site construction and installation services for entities involved in the wireless telecommunications industry. In the event of a breech or threatened breech of any Member or any member of a Member Group of any of the covenants of such Member under this Section, the Members acknowledge that the Company may not have an adequate remedy at law for money damages. Accordingly, in the event of such breech or threatened breech, each Member agrees that the Company shall be entitled to such equitable and injunctive relief as may be available to restrain such Member or any member of a Member Group from the violation of the provisions hereof in addition to any other remedy to which the Company may be entitled, in equity or at law.

        13.5. Definitions - For purposes of this Agreement, unless the context clearly indicates otherwise, capitalized words or phrases are defined as follows:

                13.5.1. "Built-in Gains" means allocations, pursuant to Code
        Section 704(c), taken into account in determining Tax Profits or Tax Losses, to the extent such allocations are attributable to the excess of the agreed value over the tax basis, both as shown on Schedule A, of property contributed to the Company.

                13.5.2. "Built-in Losses" means allocations pursuant to Code
        Section 704(c), taken into account in determining Tax Profits and Tax Losses, to the extent such allocations are attributable to the excess of the tax basis over the agreed value, both as shown on Schedule A, of property contributed to the Company.

                13.5.3. "Code" and "Regulations" mean, respectively, the Internal Revenue Code of 1986, and the regulations promulgated thereunder, in either case as amended from time to time. A reference to a Section of the Code shall refer to the corresponding provision of any successor law.

        13.5.4. "Tax Profits" and "Tax Losses" for any taxable year mean the net income or loss of the Company as reported for federal income tax purposes as to such taxable year, calculated by (i) including all amounts allocated to all Members under Code Sections 702(a)(1) through 702(a)(8), (ii) increased by tax-exempt income and (iii) decreased by expenditures described in Code Section 705(a)(2)(B).

        l3.5.5. "Transfer" means any disposition, directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, by intestacy, will, trust or estate distribution, or inter vivos action, including any sale, assignment, gift, exchange, pledge, encumbrance or other creation of a security interest, attachment, creation of any interest in the Company or distribution from the Company for the benefit of creditors, or (without limitation) other transfer or disposition of a Member's interest in the Company or any right, title or interest therein, whether absolute or as security, whether voluntary or involuntary, including any Transfer by operation of law; "Transfer" when used as a verb means to effect or attempt to effect a Transfer.

        13.5.6. The following terms are defined in the Sections indicated.

                Act                     - 1.1
                Agreement               - Preamble
                Article                 - 1.4
                Dissociated Member      - 10.2
                Dissociation            - 10.1
                Dissolution Events      - 11.1
                Member(s)               - 4.1
                Unit(s)                 - 4.2

         IN WITNESS WHEREOF, we have hereunto set our hands and seals as of the date first above written.



                                              LABARGE WIRELESS, INC,

                                              By Craig E. LaBarge
                                                --------------------------------
                                                 Craig E. LaBarge
                                                 President



                                              CLAYCO CONSTRUCTION COMPANY,
                                              INC.



                                              By Robert G. Clark
                                                --------------------------------
                                                 Robert G. Clark
                                                 President

                                  SCHEDULE A

                             Initial Capitalization



Member                Initial Capital Contribution (Cash)      Units Issued
- ------                -----------------------------------      ------------
LaBarge Wireless, Inc.             $250,000                       100,000

Clayco Construction                $250,000                       100,000
Company, Inc,
